SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 12, 2004

AMBAC FINANCIAL GROUP, INC.

(Exact name of Registrant as specified in its charter)

Delaware	1-10777	13-3621676
(State of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

One State Street Plaza, New York, New York 10004

(Address of principal executive offices) (Zip Code)

(212) 668-0340

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 8.01 Other Events.

On November 8, 2004, Ambac Assurance Corporation (“Ambac”), the principal operating subsidiary of Ambac Financial Group, Inc., notified reinsurer Radian Asset Assurance Inc. (“Radian”), of its intent to cancel and recapture the exposure effective February 2005 relating to one reinsurance contract. The exposure ceded under this reinsurance agreement approximated $5.8 billion of par in force at September 30, 2004. The recapture is a result of a provision in the reinsurance contract that provides Ambac the right to recapture previously written business ceded to the reinsurer upon the event of a downgrade of the reinsurer by a major rating agency. Based on the exposure at September 30, 2004, the February 2005 recapture will include $49.1 million of written premiums to be returned to Ambac of which $44.6 million will be deferred. The difference, $4.4 million, which will be recorded in accelerated earnings at the time of recapture, results from the difference between the negotiated amount of returned premiums and the associated unearned premium remaining on the underlying guarantees. Offsetting the accelerated earnings are approximately $1.4 million of reinsurance commissions to be paid in excess of the unamortized reinsurance commissions previously deferred. In addition to the $49.1 million of premiums to be collected, approximately $40.9 million net present value of future installment premiums is expected to be recognized in future earned premiums over the remaining life of the guarantees.

Materials in this Form 8-K may contain information that includes or is based upon forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give Ambac’s expectations or forecasts of future events. You can identify these statements by the fact that they do not relate strictly to historical or current facts and relate to future operating or financial performance.

Any or all of Ambac’s forward-looking statements here or in other publications may turn out to be wrong and are based on current expectations and the current economic environment. Ambac’s actual results may vary materially, and there are no guarantees about the performance of our securities. In particular, the expected timing of the exercise of recapture rights, and the anticipated approximate financial impact of the exercise are forward-looking statements that are subject to risks and uncertainties, some of which are beyond Ambac’s control. Factors that could cause actual results to differ materially are: (1) changes in the economic, credit or interest rate environment in the United States and abroad; (2) the level of activity within the national and worldwide debt markets; (3) competitive conditions and pricing levels; (4) legislative and regulatory developments; (5) changes in tax laws; (6) the policies and actions of the United States and other governments; and (7) other risks and uncertainties that have not been identified at this time. Ambac is not obligated to publicly correct or update any forward-looking statement if we later become aware that it is not likely to be achieved, except as required by law. You are advised, however, to consult any further disclosures we make on related subjects in Ambac’s reports to the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Ambac Financial Group, Inc. (Registrant)

Dated: November 12, 2004
	By:	/s/ Thomas J. Gandolfo
Thomas J. Gandolfo
Senior Vice President and
Chief Financial Officer